Exhibit 99.1

1 • More than 40M Americans are ≥ 65 years of age22 • Age is an independent risk factor for glaucoma18 • Susceptibility to the systemic adverse effect of glaucoma medications increases with age – and the aging population is growing23 35.0M 40.2M 54.8M 72.1M 81.2M 88.5M 0 10 20 30 40 50 60 70 80 90 2000 2010 2020 2030 2040 2050 Population (M) US Population ≥ 65 Projected Growth See References 18,22-23; for chart see Reference 22,24 Unique Considerations for Glaucoma Treatment in Elderly Patients Sucampo The Science of Innovation

2 • Positive feedback and significant progress • Efforts focused on ophthalmologists and optometrists • More than 25,000 calls have already been made • Over 86,000 samples have been shipped • Expect sales to increase in 2H • Aggressively pursuing managed care coverage for RESCULA • Over 66% of scripts have been approved • Actively negotiating with all the major health plans and PBMs • Route to SavingsTM: Committed to Patient Access • 33% of RESCULA TRxs going through RTS Program • Commercial co-pay reductions seen from $55 - $18 RESCULA Launch Update

Trading Symbol SCMP (NASDAQ) Corporate Headquarters Bethesda, MD Stock Price (07-12-13), 52-Week Range $6.99, $10.48 to $3.78 Shares Outstanding (07-12-13) 42.5M (1 class of common stock) Daily Volume (90-day average) 249,250 Market Capitalization (07-12-13) $296.9M Debt (03-31-13) $62.5M Cash & Equivalents (03-31-13) $95.8M Enterprise Value (07-12-13) $263.5M Full-time Employees (06-30-13) 115 Fiscal Year Ends December 31 Accounting Firm PricewaterhouseCoopers LLP Key Facts 3

22. Based on US Census Bureau THE NEXT FOUR DECADES The Older Population in the United States: 2010 to 2050 (May 2010) 23. Kaiserman I et al. Topical beta blockers in asthmatic patients-is it safe? Curr Eye Res. 2009 Jul;34(7):517-22. 24. Based on US Census Bureau data from May 2010 and November 2011 The Older Population: 2010 (November 2011) 25. Gottfredsdottir MS et al. Physicians' guide to interactions between glaucoma and systemic medications. J Glaucoma. 1997 Dec;6(6):377-83. 26. Based on Dec 2011- Nov 2012 MATTY IMS NPA data 27. RESCULA CVA 28. Joswick et al. Digestive Disease Week, 2012 29. AMITIZA Package Insert The Sucampo logo and the tagline, The Science of Innovation, are registered trademarks of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG. RESCULA is a registered trademark of R-Tech Ueno, Ltd. References (cont’d) 4